EXHIBIT 99.1

Gladstone Commercial Corporation Reports Results for the Third Quarter Ended September 30, 2009

 * Reported revenues for the three and nine months ended September
   30, 2009 of approximately $10.7 million and $32.0 million, an increase of 2.2% and 6.1%, respectively, versus the same periods last year.
 * Reported funds from operations ("FFO") for the three and nine months ended September 30, 2009 of approximately $3.4 million and
   $10.1 million, respectively.

MCLEAN, Va., Nov. 4, 2009 (GLOBE NEWSWIRE) -- Gladstone Commercial Corp. (Nasdaq:GOOD) (the "Company") today reported financial results for the quarter ended September 30, 2009. A description of FFO, a non-GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this news release. All per share references are to fully-diluted weighted average common shares, unless otherwise noted.

FFO for the three months ended September 30, 2009 was approximately $3.4 million, or $0.39 per share, which remained constant as compared to the same period one year ago. FFO for the nine months ended September 30, 2009 was approximately $10.1 million, or $1.18 per share, which also remained constant as compared to the same period one year ago. The Company's results reflect an increase in rental revenues as a result of acquisitions completed during 2008 that were held for the full period in 2009. The amount of the incentive fee paid to the Company's external adviser, Gladstone Management Corporation (the "Adviser"), increased during the three and nine months ended September 30, 2009, as compared to the three and nine months ended September 30, 2008, as a result of the increase in revenues, coupled with a reduction in the voluntary waiver issued by the Adviser.

Net income available to common stockholders for the three and nine months ended September 30, 2009 was approximately $256,000 and $415,000, or $0.03 per share and $0.05 per share, respectively, compared to approximately $118,000 and $707,000, or $0.01 per share and $0.08 per share, respectively, for the same periods one year ago. A reconciliation of net income, which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:

                             For the                  For the
                        three months ended        nine months ended
                          September 30,             September 30,
                    ------------------------  ------------------------
                       2009          2008        2009         2009
                    -----------  -----------  -----------  -----------

 Net income         $ 1,278,990  $ 1,141,559  $ 3,485,506  $ 3,777,707
 Less:
  Distributions
  attributable to
  preferred stock    (1,023,437)  (1,023,437)  (3,070,312)  (3,070,312)
                    -----------  -----------  -----------  -----------
 Net income
  available to
  common
  stockholders          255,553      118,122      415,194      707,395

 Add: Real estate
  depreciation and
  amortization,
  including
  discontinued
  operations          3,284,723    3,262,903    9,885,571    9,435,690
 Less: Gain on
  sale of real
  estate               (160,038)          --     (160,038)          --
                    -----------  -----------  -----------  -----------
 FFO available
  to common
  stockholders      $ 3,380,238  $ 3,381,025  $10,140,727  $10,143,085

 Weighted
  average shares
  outstanding
  - basic &
  diluted             8,563,264    8,565,264    8,563,264    8,565,264

 Basic & diluted
  net income
  per weighted
  average
  common share      $      0.03  $      0.01  $      0.05  $      0.08
                    ===========  ===========  ===========  ===========
 Basic &
  diluted FFO
  per weighted
  average common
  share             $      0.39  $      0.39  $      1.18  $      1.18
                    ===========  ===========  ===========  ===========

 Distributions
  declared per
  common share      $     0.375  $     0.375  $     1.125  $     1.125
                    ===========  ===========  ===========  ===========

 Percentage of
  FFO paid per
  common share               95%          95%          95%          95%
                    ===========  ===========  ===========  ===========

At September 30, 2009, the Company owned 64 properties totaling approximately 6.3 million square feet, and had one mortgage loan outstanding for a total net investment of approximately $396.9 million. Currently, all of the Company's properties are fully leased and all of its tenants and its borrower are current and paying as agreed.

The Company does not have any balloon principal payments due under any of its long-term mortgages until 2010, and the only mortgage that matures at that time has three annual extension options through 2013, which the Company currently intends to exercise. The Company's line of credit matures in December 2009 and it currently expects to exercise its option to extend the line of credit through December 2010.

Third quarter highlights, the Company:

 * Sold its property located in Norfolk, Virginia for $1.15 million, for a gain on the sale of approximately $160,000 and an exit internal rate of return of 11.37%. The proceeds from the sale were used to pay down borrowings on its line of credit; and
 * Paid monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and
   $0.15625 per share on the Series B Preferred Stock, for each of the months of July, August and September 2009.

"We maintained a conservative acquisition pace in past years and executed thorough due diligence processes, and as a result we believe we are benefiting today, as all of our properties remain fully leased and all of our tenants and borrower are current and paying as agreed," said Chip Stelljes, President and Chief Investment Officer. "We continue to review and renegotiate existing leases and make capital improvements to certain of our properties, which we believe will add value to our portfolio. We will continue to review potential acquisitions and we are currently exploring alternatives to raise capital to allow us to grow our portfolio."

Subsequent to quarter end, the Company:

.. Declared monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of October, November and December 2009.

The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended September 30, 2009, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission ("SEC") and the Form 10-Q can be retrieved from the SEC's website at www.sec.gov or the Company's website at www.GladstoneCommercial.com.

The Company will hold a conference call on Thursday, November 5, 2009 at 8:30 a.m. ET to discuss its earnings results. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

The conference call replay will be available two hours after the call and will be available through December 5, 2009. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 334847.

The live audio broadcast of Gladstone Commercial's quarterly conference call will be available online at www.GladstoneCommercial.com and www.investorcalendar.com. The event will be archived and available for replay on the Company's website through February 5, 2010.

Gladstone Commercial Corporation is a publicly traded real estate investment trust ("REIT") that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

NON-GAAP FINANCIAL MEASURE - FFO

The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO as a non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with a further context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO please refer to the Form 10-Q for the quarter ended September 30, 2009, as filed with the SEC today.

The statements in this press release regarding the extension of the maturity of the Company's line of credit and any of its long-term mortgages, future growth in the Company's portfolio and FFO, plans to renegotiate leases and make capital improvements to certain of the Company's properties, and the Company's ability to raise capital are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, among others, the results of appraisals of its properties at the time of extension of its line of credit, its ability to raise capital, the duration of, or further downturns in, the current economic environment, the performance of its tenants and borrower, and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by the Company's forward-looking statements are disclosed under the caption "Risk factors" of the Company's Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on February 25, 2009 and the Company's Form 10-Q for the quarter ended September 30, 2009 as filed with the SEC on November 4, 2009. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                   Gladstone Commercial Corporation
                     Consolidated Balance Sheets
                             (unaudited)

                                          September 30,   December 31,
                                              2009           2008
                                          -------------  -------------

 ASSETS
 Real estate, at cost                     $ 389,699,961  $ 390,562,138
 Less: accumulated depreciation              31,754,201     24,757,576
                                          -------------  -------------
 Total real estate, net                     357,945,760    365,804,562

 Lease intangibles, net                      28,962,361     31,533,843
 Mortgage note receivable                    10,000,000     10,000,000
 Cash and cash equivalents                    2,787,398      4,503,578
 Restricted cash                              3,049,099      2,677,561
 Funds held in escrow                         2,697,354      2,150,919
 Deferred rent receivable                     8,574,415      7,228,811
 Deferred financing costs, net                3,344,509      4,383,446
 Due from adviser                                    --        108,898
 Prepaid expenses and other assets              920,787        707,167
                                          -------------  -------------

 TOTAL ASSETS                             $ 418,281,683  $ 429,098,785
                                          =============  =============

 LIABILITIES AND STOCKHOLDERS' EQUITY

 LIABILITIES
 Mortgage notes payable                   $ 253,372,911  $ 255,111,173
 Short-term loan and borrowings
  under line of credit                       31,800,000     31,500,000
 Deferred rent liability                      2,558,299      3,147,472
 Asset retirement obligation liability        2,268,997      2,190,192
 Accounts payable and accrued expenses        1,417,884      2,673,787
 Due to adviser                               1,271,766             --
 Obligation under capital lease                 244,609        235,378
 Rent received in advance,
  security deposits and funds
  held in escrow                              4,026,157      3,745,523
                                          -------------  -------------

 Total Liabilities                          296,960,623    298,603,525
                                          -------------  -------------

 STOCKHOLDERS' EQUITY
 Redeemable preferred stock,
  $0.001 par value; $25 liquidation
  preference; 2,300,000 shares
  authorized and 2,150,000 shares
  issued and outstanding                          2,150          2,150
 Common stock, $0.001 par value,
  47,700,000 shares authorized
  and 8,563,264 shares
  issued and outstanding                          8,563          8,563
 Additional paid in capital                 170,622,581    170,622,581
 Notes receivable - employees                (2,551,601)    (2,595,886)
 Distributions in excess
  of accumulated earnings                   (46,760,633)   (37,542,148)
                                          -------------  -------------

 Total Stockholders' Equity                 121,321,060    130,495,260
                                          -------------  -------------

 TOTAL LIABILITIES
  AND STOCKHOLDERS' EQUITY                $ 418,281,683  $ 429,098,785
                                          =============  =============

                   Gladstone Commercial Corporation
                Consolidated Statements of Operations
                             (unaudited)

                            For the                   For the
                       three months ended         nine months ended
                          September 30,             September 30,
                    ------------------------  ------------------------
                       2009         2008         2009         2008
                    -----------  -----------  -----------  -----------
 Operating
  revenues
   Rental income    $10,383,002  $10,131,678  $31,150,423  $29,191,410
   Interest income
    from mortgage
    note receivable     191,667      216,446      568,750      673,548
   Tenant recovery
    revenue              82,425       83,144      247,593      253,495
                    -----------  -----------  -----------  -----------
     Total
      operating
      revenues       10,657,094   10,431,268   31,966,766   30,118,453
                    -----------  -----------  -----------  -----------

 Operating
  expenses
   Depreciation and
    amortization      3,284,723    3,256,602    9,875,156    9,416,786
   Property
    operating
    expenses            219,537      222,647      687,129      665,103
   Due diligence
    expense                  --        2,158       16,433        4,282
   Base
    management fee      342,743      404,108    1,073,041    1,255,833
   Incentive fee        835,003      793,787    2,433,945    2,300,286
   Administration
    fee                 293,075      238,241      774,636      724,978
   Professional
    fees                105,368      117,857      466,529      362,584
   Insurance             50,757       43,354      147,561      126,947
   Directors fees        49,459       54,702      149,547      161,202
   Stockholder
    related
    expenses             32,914       42,232      204,806      271,430
   Asset
    retirement
    obligation
    expense              36,060       34,711      106,441       97,077
   General and
    administrative       19,643       10,079       45,647       40,582
                    -----------  -----------  -----------  -----------
     Total
      operating
      expenses
      before credit
      from Adviser    5,269,282    5,220,478   15,980,871   15,427,090
                    -----------  -----------  -----------  -----------

   Credit to
    incentive fee      (200,264)    (205,876)    (564,968)    (941,928)
                    -----------  -----------  -----------  -----------
     Total
      operating
      expenses        5,069,018    5,014,602   15,415,903   14,485,162
                    -----------  -----------  -----------  -----------

 Other income
  (expense)
   Interest income
    from temporary
    investments             524        4,559       17,989       20,796
   Interest
    income -
    employee loans       48,130       49,624      145,878      152,620
   Other income              --        7,500       11,320       56,493
   Interest
    expense          (4,521,848)  (4,354,381) (13,443,405) (12,106,885)
                    -----------  -----------  -----------  -----------
     Total other
      expense        (4,473,194)  (4,292,698) (13,268,218) (11,876,976)
                    -----------  -----------  -----------  -----------

 Income from
  continuing
  operations          1,114,882    1,123,968    3,282,645    3,756,315
                    -----------  -----------  -----------  -----------

 Discontinued
  operations
   Income from
    discontinued
    operations            4,070       17,591       42,823       21,392
   Gain on sale
    of real estate      160,038           --      160,038           --
                    -----------  -----------  -----------  -----------
     Total
      discontinued
      operations        164,108       17,591      202,861       21,392
                    -----------  -----------  -----------  -----------

 Net income           1,278,990    1,141,559    3,485,506    3,777,707
                    -----------  -----------  -----------  -----------

 Distributions
  attributable to
  preferred stock    (1,023,437)  (1,023,437)  (3,070,312)  (3,070,312)
                    -----------  -----------  -----------  -----------

 Net income
  available to
  common
  stockholders      $   255,553  $   118,122  $   415,194  $   707,395
                    ===========  ===========  ===========  ===========

 Earnings per
  weighted average
  common share -
  basic & diluted
   Income from
    continuing
    operations
    (net of
    distributions
    attributable
    to preferred
    stock)          $      0.01  $      0.01  $      0.03  $      0.08
   Discontinued
    operations             0.02         0.00         0.02         0.00
                    -----------  -----------  -----------  -----------

   Net income
    available to
    common
    stockholders    $      0.03  $      0.01  $      0.05  $      0.08
                    ===========  ===========  ===========  ===========

   Weighted
    average shares
    outstanding-
    basic & diluted   8,563,264    8,565,264    8,563,264    8,565,264
                    ===========  ===========  ===========  ===========

                   Gladstone Commercial Corporation
                Consolidated Statements of Cash Flows
                             (unaudited)

                                             For the nine months ended
                                                  September 30,
                                            --------------------------
                                                2009          2008
                                            ------------  ------------

 Cash flows from operating activities:
   Net income                               $  3,485,506  $  3,777,707
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
   Depreciation and amortization, including
    discontinued operations                    9,885,571     9,435,690
   Amortization of deferred financing costs    1,144,991       806,075
   Amortization of deferred rent asset
    and liability                               (399,052)     (399,049)
   Accretion of obligation under
    capital lease                                  9,232         7,234
   Asset retirement obligation expense,
    including discontinued operations            106,902        98,394
   Gain on sale of real estate                  (160,038)           --
   Increase in prepaid expenses
    and other assets                            (413,620)     (110,382)
   Increase in deferred rent receivable       (1,564,298)   (1,763,153)
   Increase in accounts payable, accrued
    expenses, and amount due adviser             124,761       182,694
   (Decrease) increase in rent received
    in advance                                   (90,904)      171,191
                                            ------------  ------------
     Net cash provided by
      operating activities                    12,129,051    12,206,401
                                            ------------  ------------

 Cash flows from investing activities:
   Real estate investments                       (85,534)  (48,935,032)
   Leasing commissions paid                     (298,270)           --
   Proceeds from sale of real estate           1,089,031            --
   Receipts from lenders for reserves
    held in escrow                               853,264       630,033
   Payments to lenders for reserves
    held in escrow                            (1,399,699)   (1,216,896)
   Increase in restricted cash                  (371,538)     (723,464)
   Deposits on future acquisitions                    --    (1,650,000)
   Deposits refunded or applied against
    real estate investments                      200,000     1,750,000
                                            ------------  ------------
     Net cash used in investing activities       (12,746)  (50,145,359)
                                            ------------  ------------

 Cash flows from financing activities:
   Borrowings under mortgage notes payable            --    48,015,000
   Principal repayments on mortgage
    notes payable                             (1,738,262)   (1,171,849)
   Principal repayments on employee
    notes receivable                              44,285       140,077
   Borrowings from line of credit             49,700,000    62,600,000
   Repayments on line of credit              (29,400,000)  (56,800,000)
   Repayment of short-term loan              (20,000,000)           --
   Receipts from tenants for reserves          2,541,657     1,746,804
   Payments to tenants from reserves          (2,197,535)   (1,555,146)
   Increase in security deposits                  27,415       531,806
   Payments for deferred financing costs        (106,054)   (1,153,228)
   Distributions paid for common
    and preferred                            (12,703,991)  (12,706,239)
                                            ------------  ------------
     Net cash (used in) provided by
      financing activities                   (13,832,485)   39,647,225
                                            ------------  ------------

 Net (decrease) increase in cash
  and cash equivalents                        (1,716,180)    1,708,267

 Cash and cash equivalents,
  beginning of period                          4,503,578     1,356,408
                                            ------------  ------------
 Cash and cash equivalents, end of period   $  2,787,398  $  3,064,675
                                            ============  ============

 NON-CASH INVESTING ACTIVITIES
 Increase in asset retirement obligation    $         --  $    245,195
                                            ------------  ------------
 Fixed rate debt assumed in
  connection with acquisitions              $         --  $  6,461,603
                                            ------------  ------------

CONTACT:  Gladstone Commercial Corporation
          Investor Relations
          703-287-5839